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Exhibit 99.5

ITEM 2. Properties

        As of December 26, 2004, our major facilities were:

Facility	Location	Character
United States
Brewery/packaging plants	Golden, CO Memphis, TN Tecate, Mexico	Malt beverages/packaged malt beverages
Packaging plant	Elkton, VA (Shenandoah Valley)	Packaged malt beverages
Can and end plant	Golden, CO	Aluminum cans and ends
Bottle plant	Wheat Ridge, CO	Glass bottles
Distributorship locations	Meridian, ID Glenwood Springs, CO Denver, CO	Wholesale beer distribution
Five distribution centers	Throughout the United States	Distribution centers
Europe
Brewery/packaging plants	Burton-on-Trent, Staffordshire Tadcaster Brewery, Yorkshire Alton Brewery, Hampshire	Malt and spirit-based beverages/packaged malt beverages
Distribution warehouse	Burton-on-Trent, Staffordshire	Distribution center

        As of December 26, 2004, there were no major facilities within our Canada and Brazil segments prior to the Merger on February 9, 2005. We believe our facilities are well maintained and suitable for their respective operations. In 2004, our operating facilities were not constrained by capacity issues. Our satellite warehouses are owned and operated by third parties. All other locations are owned by the Company.

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  Exhibit 99.5